NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

Financial Institutions, Inc. Announces Closing of $40 Million Subordinated Notes Offering

WARSAW, N.Y. – April 15, 2015 – Financial Institutions, Inc. (the “Company”) (NASDAQ: FISI) announced today that it has successfully completed the sale of $40 million in aggregate principal amount of its 6.00% fixed to floating rate subordinated notes due 2030 (the “Notes”).

Financial Institutions, Inc.’s President and Chief Executive Officer Martin K. Birmingham stated, “The successful completion of this financing transaction provides a measure of financial flexibility to capitalize on potential opportunities. These may include organic growth initiatives and potential acquisitions to expand our banking and complementary non-banking businesses, as well as to strengthen our financial position.”

The Company intends to treat the Notes as Tier 2 regulatory capital. The Company plans to use the net proceeds of the offering for general corporate purposes, including but not limited to, contributing capital to Five Star Bank, its wholly-owned subsidiary, organic growth initiatives, potential acquisitions to expand its banking and other complementary non-banking businesses should accretive opportunities arise and the payment of dividends.

Sterne, Agee & Leach, Inc. is acting as sole book-running manager for the offering and Sandler O’Neill + Partners, L.P. is acting as co-manager for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The Notes were offered and sold pursuant to an effective shelf registration statement (File No. 333-202791), the prospectus included in the registration statement, and a final prospectus supplement relating to the offering of the Notes filed with the Securities and Exchange Commission (the “SEC”). Copies of the final prospectus supplement and accompanying base prospectus relating to the offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Sterne, Agee & Leach, Inc. by calling 212.338.4708 or by emailing prospectusrequest@sterneagee.com.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Scott Danahy Naylon. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Financial Institutions, Inc. and its subsidiaries employ over 625 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This news release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; changes in the Company’s dividend policy; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this news release.

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For additional information contact:
Kevin B. Klotzbach
Executive VP, Chief Financial Officer & Treasurer
Phone: 585.786.1130
Email: KBKlotzbach@five-starbank.com

Jordan Darrow
Darrow Associates
Phone: 631.367.1866
Email: jdarrow@darrowir.com